Exhibit 99.6

ENVEN ENERGY CORPORATION

Written Consent in Lieu of

Meeting of Stockholders

The undersigned (the “Stockholder”), being the holder of shares of Class A common stock, par value $0.001 per share (the “Class A Common Shares”) and/or Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”) of EnVen Energy Corporation, a Delaware corporation (the “Corporation”), acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting with respect to [(i)] all of the Class A Common Shares and Series A Preferred Shares (on an “as converted basis”) of the Corporation, voting together as a single class, held by the Stockholder [and (ii) all of the Series A Preferred Shares, voting separately as a class, held by the Stockholder, in each case]1 effective as of the date set forth opposite the Stockholder’s name on the signature page hereto:

WHEREAS, the Corporation has entered into an Agreement and Plan of Merger, dated as of September 21, 2022 (the “Merger Agreement”, and the transactions contemplated thereby, the “Transactions”), by and among the Corporation, Talos Energy Inc., a Delaware corporation (“Parent”), Talos Production Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Production Company”), Tide Merger Sub III LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“UnSub”), Tide Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), Tide Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”), and BCC Enven Investments, L.P., a Delaware limited partnership, in its capacity as the representative of the equityholders of the Corporation as set forth in the Merger Agreement, a copy of which has been provided to the undersigned Stockholder;

WHEREAS, pursuant to the Merger Agreement, among other things: (i) Merger Sub I will be merged with and into the Corporation (the “First Merger”), with the Corporation continuing as the surviving corporation of the First Merger; (ii) the surviving corporation of the First Merger will be merged with and into Merger Sub II (the “Second Merger”), with Merger Sub II continuing as the surviving company of the Second Merger; and (iii) the surviving company of the Second Merger will be merged with and into either Production Company or UnSub (the “Third Merger” and, together with the First Merger and the Second Merger, the “Mergers”), with Production Company or UnSub, as the case may be, continuing as the surviving company of the Third Merger, in each case upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Merger Agreement requires that, immediately prior to the effective time of the First Merger (the “First Effective Time”), in accordance with the Amended and Restated Certificate of Designation of Series A Convertible Perpetual Preferred Stock of the Corporation, as amended and currently in effect (the “Certificate of Designations”), all outstanding Series A Preferred Shares shall be automatically converted into Class A Common Shares (the “Preferred Conversion”);

[1]	Included only for holders of Series A Preferred Shares.

WHEREAS, the (i) affirmative written approval of Bain Capital Credit, LP, together with certain of its affiliated funds, of the Merger Agreement and the Transactions (the “Bain Approval”), (ii) adoption of the Merger Agreement and approval of the Transactions by the holders of a majority of the voting power of the Class A Common Shares and the Series A Preferred Shares (on an “as converted basis”) voting together as a single class (the “Transaction Approval”) and (iii) consent or approval by the holders representing at least sixty percent (60%) of the Series A Preferred Shares, voting separately as a class, to effect the Preferred Conversion (the “Conversion Approval”), are required from the stockholders of the Corporation prior to consummation of the Transactions;

WHEREAS, the board of directors of the Corporation (the “Board”) has (i) determined that the Merger Agreement and the Transactions are fair to, advisable and in the best interests of the Corporation and its stockholders; (ii) approved, adopted and declared advisable the Merger Agreement and the Transactions contemplated thereby; (iii) directed that Merger Agreement and the Transactions be submitted to a vote or written action of the Corporation’s stockholders; and (iv) recommended to the Corporation’s stockholders approval of each of the matters set forth herein;

NOW THEREFORE, BE IT:

[Bain Approval2

RESOLVED, that, in accordance with that certain Letter Agreement dated December 11, 2016, by and among the Corporation and the Bain Entities (the “Side Letter”), the Stockholder, in its capacity as a party to the Side Letter, hereby adopts and approves the Merger Agreement and the Transactions, including the First Merger, in all respects; and

RESOLVED, that, the Stockholder, in its capacity as a party to the Side Letter, hereby consents to and approves the termination of the Side Letter, effective at (but subject to the occurrence of) the First Effective Time, with no ongoing liability, contingent or otherwise, for the Corporation or any of its Subsidiaries.]

Transaction Approval

RESOLVED, that the Merger Agreement and the Transactions, including the First Merger, are hereby adopted and approved in all respects;

RESOLVED, that the undersigned Stockholder hereby votes all of the Class A Common Shares and Series A Preferred Shares of the Corporation held by the Stockholder in favor of the Transaction Approval;

[Conversion Approval3

RESOLVED, that, pursuant to the Certificate of Designations, the Preferred Conversion is hereby adopted and approved by the Stockholder in all respects;

RESOLVED, that the Preferred Conversion shall be a Business Combination Conversion (as defined in the Certificate of Designations) with a Mandatory Conversion Time (as defined in the Certificate of Designations) effective as of immediately prior to (but subject to the occurrence of) the First Effective Time;

[2]	Included only for Bain Entities.
[3]	Included only for holders of Series A Preferred Shares.

RESOLVED, that the Stockholder hereby votes all of the Series A Preferred Shares of the Corporation held by the Stockholder in favor of the Conversion Approval;]

General

RESOLVED, that each of Steven A. Weyel, John P. Wilkirson and Jeffrey A. Starzec are authorized on behalf of the Corporation to take any and all actions, to execute and deliver any and all documents, agreements and instruments and to take any and all steps deemed by any such officer to be necessary or desirable to carry out the purpose and intent of each of the foregoing resolutions, and all actions heretofore taken by any of them in furtherance thereof are hereby ratified and confirmed in all respects;

The action taken by this consent shall have the same force and effect as if taken at a meeting of stockholders of the Corporation, duly called and constituted pursuant to the DGCL. This consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned stockholder of the Corporation has signed this consent as of _______________, 2022.

IF A NATURAL PERSON:	IF AN ENTITY OR TRUST:

By: ______________________________________ (Duly authorized signature)	______________________________________________ (Please print complete name of entity)

Name: ____________________________________ (Please print full name)	By:_____________________________________________ (Duly authorized signature)

Name: _____________________________________ ___________________________________________ (Please print full name) Title: ___________________________________________ (Please print full title)

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